As filed with the Securities and Exchange Commission on March 12, 2018

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONE HORIZON GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

46-3561419

I.R.S. Employer Identification Number

34 South Molton Street, London W1K 5RG, United Kingdom

+44(0)20 7409 5248

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Martin Ward

34 South Molton Street, London W1K 5RG, United Kingdom

+44(0)20 7409 5248

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vincent J. McGill, Esq.

Mandelbaum Salsburg

1270 Avenue of the Americas, Suite 1808

New York, New York 10020

Phone: (212) 776.1876

Fax: (973) 325.7467

E-mail: vmcgill@lawfirm.ms

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.0001 per share	1,600,000	$1.155	$1,848,000	$230.08

(1)

Pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions. The shares may be offered for resale by the selling stockholders pursuant to the prospectus contained herein.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on an average of the high and low reported sales prices of the registrant’s shares of common stock, as reported on the NASDAQ Capital Market on March 7, 2018 of $1.18 and $1.13, respectively.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH 12, 2018

ONE HORIZON GROUP, INC.

1,600,000 Shares of Common Stock

This prospectus relates to the resale of up to 1,600,000 shares of our common stock (the “Shares”), including 850,000 shares issuable upon exercise of warrants (the “Warrants”), by the selling stockholder named in this prospectus (the “Selling Stockholder”). See “Selling Stockholder.”

The Selling Stockholder may sell the Shares from time to time on the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder; however we will receive the proceeds from the exercise of the Warrants. We will pay the expenses of registering the Shares.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 6 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “OHGI”.

The last reported sale price of our common stock on the NASDAQ Capital Market on March 8, 2018 was $1.23 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______ __, 2018.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents we have filed with the Securities and Exchange Commission that are incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; the potential delisting of our common stock from The NASDAQ Capital Market; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors”, beginning on page 6 of this prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this prospectus and any freewriting prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or any such free writing prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “One Horizon” “we,” “us” and “our” refer to One Horizon Group Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should consider all of the information contained in this prospectus, including the factors described under the heading “Risk Factors” on page 6 and the financial and other information incorporated by reference in this prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

Until recently our business was focused on promoting and licensing secure messaging software for the gaming, security and education markets. In an effort to grow our business we have recently acquired a controlling interest in Once In A Lifetime LLC and entered into an agreement to acquire C-Rod, Inc., entertainment properties described below.

Recent Developments

Appointment of New Chief Executive Officer

On September 8, 2017, we appointed Mark White as our President and Chief Executive Officer. Mr. White served as our Chief Executive Officer from November 30, 2012 to July 24, 2014. In connection with his appointment, we issued 1,600,000 shares to Mr. White as an inducement grant.

Acquisition of Once In A Lifetime LLC

On February 22, 2018, we acquired 51% of the membership interests in Once In A Lifetime LLC, a Florida limited liability company d/b/a/ 123 Wish (“123 Wish”), pursuant to an Exchange Agreement dated January 18, 2018 with 123 Wish and its members in exchange for 1,333,334 shares of our common stock plus an additional number of shares of our common stock based upon the net after tax earnings of 123 Wish during the six month periods ending six and twelve months after the completion of the acquisition.

123Wish is an experience based platform that offers participants an opportunity to play and win unique experiences from renowned celebrities, influencers, athletes, designers, artists, luxury items and more while supporting a diverse range of charities.

Agreement to Acquire C-Rod, Inc.

On February 27, 2018, we entered into an Exchange Agreement with C-Rod, Inc., Christopher Rodriguez and Patricia Rodriguez, pursuant to which we are to acquire C-Rod, Inc., including its record label, Velveteen Entertainment, and media division, Mues Media (collectively, the “C-Rod Companies”), in exchange for $150,000, 1,000,000 shares of our common stock plus an additional number of shares of our common stock based upon the net after tax earnings of C-Rod during the two years ending after the completion of the acquisition.

The C-Rod Companies will continue business operations as ‘Love Media House,’ a wholly owned subsidiary of our company.

C-Rod, Inc., a premier music production company founded in 2002 by Grammy-nominated, multi-platinum producer and composer Christopher Rodriguez, regularly works with superstar artists, which have included many celebrity acts such as Rihanna, Jennifer Lopez, Lady Gaga, Enrique Iglesias and Pet Shop Boys.

Restructuring Transactions

On August 11, 2017, we consummated a Stock Purchase Agreement pursuant to which Brian Collins, our then Chief Executive Officer, acquired all of the outstanding capital stock of three of our subsidiaries, Abbey Technology GmbH, Horizon Globex GmbH, and Horizon Globex Ireland Ltd., and approximately 99.7% of the outstanding shares in One Horizon Group PLC from us in consideration for the forgiveness of approximately $2,000,000 of indebtedness to him. At the closing of the sale, Mr. Collins resigned from all positions held with us and our remaining subsidiaries and affiliated entities.

On August 18, 2017, Martin Ward, our Chief Financial Officer, converted $662,048 of indebtedness to him into 859,802 shares of our common stock.

On September 4, 2017, we entered into an agreement with Zhanming Wu, the owner of our 8% Series A Convertible Debentures in the principal amount of $3,500,000 (the “Debentures”), pursuant to which Mr. Wu agreed that he would not demand payment of the Debentures on or prior to October 1, 2017, in consideration for the right to convert $3,000,000 of the outstanding Debentures, together with all accrued but unpaid interest on the entire principal amount of the Debentures, which as of September 30, 2017 equaled approximately $350,000, into 13,000,000 shares of our common stock at any time on or before January 31, 2018. In addition, upon conversion of the $3,000,000 portion of the Debentures, the balance of the Debentures would be deemed cancelled and we would issue to Mr. Wu our $500,000 promissory note bearing interest at the rate of 7% per annum payable on August 31, 2019 (a “7% Note”). On November 27, 2017, Mr. Wu converted $3,000,000 of the Debentures, together with all accrued but unpaid interest on the entire principal amount thereof, in exchange for 13,000,000 shares of our common stock. In addition, upon conversion of the $3,000,000 portion of the Debentures, the balance of the Debentures was deemed cancelled, and we issued to Mr. Wu a 7% Note in the principal amount of a $500,000.

On September 4, 2017, we entered into an agreement with Mark White, the owner of 555,555 shares of our Series A-1 Convertible Preferred Stock, representing all of the Series A-1 Convertible Preferred Stock currently outstanding (the “Preferred Shares”), pursuant to which we agreed to redeem the Preferred Shares for 4,000,000 shares of our common stock. In addition to the shares issuable to Mr. White for the Preferred Shares, he was to receive a $500,000 promissory note identical to the note issued to Mr. Wu. On November 27, 2017, we issued 4,000,000 shares of our common stock to Mr. White in exchange for the Preferred Shares, together with a 7% Note in the principal amount of $500,000. Mr. White transferred 2,000,000 of the shares to Mr. Wu pursuant to a letter agreement dated September 14, 2017 as consideration for a previous contribution to Mr. White of $250,000 to be used in connection with Mr. White’s initial purchase of the Preferred Shares.

The issuance of the shares to Mr. Wu and Mr. White required stockholder approval under applicable corporate governance rules of NASDAQ because the number of shares to be issued represented in excess of 20% of the shares of common stock outstanding on the date we entered into the agreements relating to those issuances with Messrs. Wu and White. On October 24, 2017, by written consent, and as disclosed in the our Information Statement dated November 6, 2017 filed with the Securities and Exchange Commission and mailed to stockholders, holders of a majority of our outstanding shares of common stock approved the issuances to Messrs. Wu and White.

Corporate Information

Our principal executive offices are located at 34 South Molton Street, London W1K 5RG, United Kingdom, and our telephone number at that location is +44(0)20 7409 5248. The URL for our website is www.onehorizongroup.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

The Offering

Shares Offered	1,600,000 shares of common stock offered by the Selling Stockholder.

Shares Outstanding	33,400,215 shares of common stock*

Use of Proceeds

We will not receive any proceeds from the sale of the Shares offered by this prospectus; however we will receive the proceeds from the exercise of the Warrants which will be used for general corporate purposes and as working Capital. See “Use of Proceeds.”

Listing	Our common stock is listed on the Nasdaq Capital Market under the trading symbol “OHGI.”

Plan of Distribution

The Selling Stockholder may sell the Shares from time to time on the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution.”

Risk Factors

You should carefully read and consider the information set forth or described under “Risk Factors” in this prospectus and all other information contained or incorporated by reference in this prospectus.

*

Does not include (i) 850,000 shares being offered by this prospectus which the Selling Stockholder may acquire upon exercise of the Warrants, and (ii) 2,336,388 shares which may be acquired upon exercise of other outstanding warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and all other information in this prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We incurred a net loss in 2016 and 2015 and may not be able to continue as a going concern.

We incurred a net loss of $5.5 million for the year ended December 31, 2016 and a net loss of $6.3 million for the year ended December 31, 2015 and negative cash flows from operations in each of those years. We also suffered a net loss of $3.8 million for the nine months ended September 30, 2017 and negative cash flows from operations (including discontinued operations) for the nine months ended September 30, 2017. The report of our independent registered public accountants on our financial statements for the year ended December 31, 2016 states that these factors raise substantial doubt about our ability to continue as a going concern.

During the last year we restructured our business operations and our efforts have been focused recently on acquiring entertainment properties. We are unlikely to generate significant revenues until we complete such acquisitions and integrate their businesses into our company. The failure to successfully integrate the businesses of these entertainment properties and establish market acceptance of these entertainment properties, would significantly harm our business.

In August 2017 we sold a portion of our existing business operations. Until recently, we were seeking to acquire businesses in the gaming, security and educational markets. We recently acquired a controlling interest in Once In A Lifetime LLC and have entered into an agreement to acquire C-Rod, Inc., both entertainment properties. We are unlikely to generate significant revenues until we complete such acquisitions and integrate them into our company.

We expect that a substantial portion of our future revenue will be derived from our entertainment properties. We expect that our entertainment properties will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our entertainment properties is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our entertainment properties as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our entertainment properties and on the development, introduction and market acceptance of any future enhancements to those entertainment properties. There can be no assurance that we will be successful in marketing our entertainment properties, and any failure to do so would significantly harm our business.

We may be unable to effectively manage our planned expansion.

Our planned expansion may strain our financial resources. In addition, any significant growth into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. During any growth, we may face problems related to our operational and financial systems and controls. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

If we are unable to successfully manage our expansion, we may encounter operational and financial difficulties which would in turn adversely affect our business and financial results.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans.

If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We operate in a fast-evolving industry, which may make it difficult to evaluate our business and prospects.

We recently acquired a controlling interest in Once In A Lifetime LLC and have entered into an agreement to acquire C-Rod, Inc., both entertainment properties. Our future success may depend on our ability to anticipate customer demands, expand and enhance our entertainment offerings and adapt to technological advances on a timely and cost-effective basis. Further, our entertainment properties must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new entertainment offerings or enhanced versions of existing entertainment offerings. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new entertainment offerings may not be favorably received. We cannot assure you that we will be profitable every year. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

Our operations and managements are located outside of the United States; U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non U.S. resident officers and directors.

While we are organized under the laws of State of Delaware, our management, our officers and directors are non-U.S. residents, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to effect service of process on such officers and directors in the United States and to enforce in the United States judgments obtained in United States courts against such persons based on the civil liability provisions of the United States securities laws. Since all our assets are located outside of the U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

We are dependent on our management team and the loss of any key member of that team could have a material adverse effect on our operations and financial condition.

We attribute our success to the leadership and contributions of our managing team comprising executive directors and key executives, in particular, to Mark White, our Chief Executive Officer, and Martin Ward, our Chief Financial Officer, and the management of the companies which we acquire.

Our continued success is therefore dependent to a large extent on our ability to retain the services of these key management personnel. The loss of their services without timely and qualified replacement, would adversely affect our operations and hence, our revenue and profits.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors’ copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and divert resources from intended uses. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

We may be unable to adequately safeguard our intellectual property or we may face claims that may be costly to resolve or that limit our ability to use such intellectual property in the future.

Our business is reliant on our intellectual property. Our Horizon platform and software application is the result of our research and development efforts, which we believe to be proprietary and unique. However, we are unable to assure you that third parties will not assert infringement claims against us in respect of our intellectual property or that such claims will not be successful. It may be difficult for us to establish or protect our intellectual property against such third parties and we could incur substantial costs and diversion of management resources in defending any claims relating to proprietary rights. If any party succeeds in asserting a claim against us relating to the disputed intellectual property, we may need to obtain licenses to continue to use the same. We cannot assure you that we will be able to obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could cause our business results to suffer.

Our strategy with respect to our intellectual property is to patent our core software concepts wherever possible. All of our software is developed “in-house,” and then licensed to our customers. We take steps, including by contracts, to ensure that any changes, modifications or additions to the Horizon Platform requested by our customers remain the sole intellectual property of our company. However, our efforts in this regard may be inadequate to deter misappropriation of our proprietary information or we may be unable to detect unauthorized use and take appropriate steps to enforce our rights. Policing unauthorized use of our intellectual property is difficult and there can be no assurance that the steps taken by us will prevent misappropriation of our intellectual property.

Where litigation is necessary to safeguard our intellectual property, or to determine the validity and scope of the proprietary rights of others, this could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, financial condition, operating results or future prospects.

RISKS ASSOCIATED WITH OUR COMMON STOCK

Our principal stockholder, directors and officers control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

Zhanming Wu, our principal stockholder owns 15,000,000 shares, or approximately 45% of our outstanding shares. Our directors and officers own an additional 5,384,478 shares, or approximately 16% of our outstanding shares. As a result, Mr. Wu and our directors and officers as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors or officers of our company and can effectively control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Though we have substantially improved our corporate governance and internal control policies, we have identified material weakness in our internal controls with respect to a lack of in-house US GAAP expertise. We will continue to take steps to remediate this material weakness and to improve our control process and procedures with respect to US GAAP expertise and in general as part of our continuing efforts to become compliant with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. However, there is no assurance as to whether and when we will establish an effective internal control over our financial reporting.

Our shares of common stock are from time to time thinly-traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a de-listing of our common stock.

Our shares of common stock are currently listed on the NASDAQ Capital Market. If we fail to meet the requirements for continued listing on the NASDAQ Capital Market, the NASDAQ Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Certain provisions of the General Corporation Law of the State of Delaware may have anti-takeover effects, which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any of the proceeds resulting from the sale of common stock by the Selling Stockholder. However, we will receive the proceeds from the exercise price of the Warrants, which we will use for general corporate purposes and as working capital.

SELLING STOCKHOLDER

This prospectus relates to the resale by First Choice International Company, Inc. (“FCIC” or the “Selling Stockholder”) of 1,600,000 shares of our common stock, including 850,000 shares which FCIC may acquire upon exercise of the Warrants. We issued 750,000 shares of common stock to FCIC in connection with the acquisition of Once In A Lifetime LLC on February 22, 2018. We issued the Warrants to FCIC pursuant to a Mergers & Acquisitions Agreement dated December 13, 2017 (the “M&A Agreement”) as an advance against shares and warrants issuable to FCIC for assistance in identifying a merger and acquisition candidate. The Warrants have an exercise price of $0.85 per share may be exercised until July 31, 2018. The terms of the Warrants provide that the holder may not exercise the warrants at any time as the holder may be deemed to be the beneficial owner of more than 4.99% of our common stock, as determined under the beneficial ownership rules of the SEC, by virtue of the ownership of the warrants or any of our other securities. We previously issued to the Selling Stockholder 1,075,000 shares of common stock and warrants to purchase a total of 1,100,000 shares of common stock pursuant to the M&A Agreement which we registered for resale under a registration statement declared effective on January 5, 2018, plus warrants to purchase an additional 1,850,000 shares of common stock, of which 900,000 are exercisable commencing October 1, 2018 and 950,000 are exercisable commencing January 1, 2019. We have agreed to register for resale the 1,850,000 shares of common stock issuable upon the exercise of such warrants upon the request of the Selling Stockholder.

The following table sets forth the number of shares of our common stock beneficially owned by the Selling Stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. As of March 8, 2018, we had outstanding 33,400,215 shares of common stock.

We have assumed all shares of common stock reflected in the table will be sold from time to time in the offering covered by this prospectus. Because the Selling Stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the Selling Stockholder upon the termination of the offering.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
First Choice International Company, Inc.(1) 7957 N. University Drive Parkland, Florida 33067	1,600,000(2)(3)	1,600,000(4)	0(3)	—(3)

*Less than one percent.

(1)

Mark Peikin exercises sole voting and investment authority over all of our securities owned by First Choice International Company, Inc., and thus is deemed to beneficially own such shares pursuant to Rule 13d-3 under the Exchange Act.

(2)	Includes Warrants to purchase 850,000 shares exercisable within 60 days.
(3)	Does not include warrants to purchase an additional 1,850,000 shares exercisable at various dates during the period commencing October 1, 2018 and ending February 28, 2019.
(4)	Includes 850,000 shares issuable upon exercise of Warrants.

The Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer. Neither the Selling Stockholder nor any of its affiliates has held any position, office or other material relationship with us or with any of our predecessors or affiliates during the last three years.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Shares on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per Share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder also may sell the Shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder also may sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder also may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by such Selling Stockholder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Articles 7 and 8 of our Articles of Incorporation provide as follows:

“7.	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.	The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of this paragraph shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the Shares offered by this prospectus will be passed upon for us by Mandelbaum Salsburg P.C., New York, New York.

EXPERTS

The consolidated financial statements of One Horizon Group, Inc. as of and for the years ended December 31, 2016 and 2015 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are also available on our Internet website (http://www.one horizongroup.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement.

We have filed with the Commission a registration statement on Form S-3 (Registration No. 333-______), of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information concerning our company and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 11, 2017;

●

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017; for the quarter ended June 30, 2017, filed with the SEC on August 14, 2017; and for the quarter ended September 30, 2017, filed with the SEC on November 14, 2017;

●

our Current Reports on Form 8-K filed with the SEC on April 17, 2017; May 1, 2017; July 14, 2017; July 18, 2017; July 28, 2017; August 4, 2017; August 23, 2017; September 8, 2017; September 25, 2017; October 6, 2017; October 10, 2017; November 7, 2017; November 20, 2017; November 28, 2017; December 14, 2017; December 19, 2017; January 24, 2018; February 8, 2018; February 12, 2018; February 26, 2018 and February 28, 2018;

●

the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on July 2, 2014 (File No. 001-36530), including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may obtain a copy of these filings, without charge, by writing or calling us at:

One Horizon Group, Inc.

34 South Molton Street, London W1K 5RG, United Kingdom

Attention: Martin Ward

+44(0)20 7409 5248

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of those documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$230.08
Legal expenses	5,000.00
Accounting expenses	2,500.00
Miscellaneous	769.92
Total	$8,500.00

Item 15. Indemnification of Directors and Officers.

Articles 7 and 8 of our Articles of Incorporation provide as follows:

“7.	To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.	The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of this paragraph 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.	Description
4.1	Warrants issued to First Choice International Company, Inc. (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on December 19, 2017).
5.1	Opinion of Mandelbaum Salsburg P.C..
10.1	Mergers & Acquisitions Agreement dated December 13, 2017 with First Choice International Company, Inc. (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on December 19, 2017).
23.1	Consent of Cherry Bekaert LLP.
23.2	Consent of Mandelbaum Salsburg P.C.(included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 17. Undertakings.

1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on March 12, 2018.

ONE HORIZON GROUP, INC.

By:	/s/ Mark White
Mark White
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer (Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Mark White and Martin Ward, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on March 12, 2018.

/s/ Mark White
Mark White
President, Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Martin Ward
Martin Ward Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Richard Vos
Richard Vos Director

/s/ NicholasCarpinello
Nicholas Carpinello Director
/s/ Robert Law
Robert Law Director

II-4